Exhibit 99.1
ITW Reports First Quarter 2014 Financial Results

•	Q1 diluted EPS from continuing operations of $1.01 up 15 percent

•	Operating margins of 18.7 percent up 180 basis points versus year-ago period; Enterprise initiatives contribute 120 basis points

•	Organic revenues up 3.3 percent

•	Company raises full-year EPS guidance by 15 cents to new midpoint of $4.55

Glenview, Illinois-April 22, 2014-Illinois Tool Works Inc. (NYSE: ITW) today reported first quarter 2014 diluted earnings per share (EPS) from continuing operations of $1.01, 15 percent higher than the prior year period. The stronger-than-expected EPS was driven by meaningful contributions from ongoing enterprise initiatives and accelerated share repurchase.
Key highlights for the 2014 first quarter financial results versus the year-ago period include:

•
Total revenues grew 4 percent to $3.6 billion and operating income increased 16 percent to $667 million. Organic revenues increased 3.3 percent, with international growing 6.3 percent and North America increasing 1.0 percent. Internationally, European and Asia Pacific organic revenues grew 4.8 percent and 7.2 percent, respectively.

•	EPS of $1.01 was 15 percent higher than the prior-year period.

•	Operating margins of 18.7 percent increased 180 basis points, with enterprise initiatives contributing 120 basis points.
First quarter segment highlights versus the year-ago period include:

•
Automotive OEM organic revenue growth of 13 percent significantly outpaced worldwide auto builds of 5 percent. Organic revenues grew 11 percent in North America, 14 percent in Europe and 28 percent in China. Operating margins of 23.3 percent increased 350 basis points.

•
Food Equipment’s organic revenues grew 5 percent due to solid growth in equipment and service in North America and strong equipment sales internationally. Operating margins of 18.6 percent increased 190 basis points.

•
Construction Products’ organic revenues grew 5 percent due to 14 percent growth in Asia Pacific and 1 percent growth in Europe. In the United States, organic revenues grew 7 percent in the residential category, while the renovation category was flat and the commercial construction category declined 8 percent. Operating margins of 14.8 percent increased 310 basis points.

“Underlying our strong first quarter financial results is our ongoing five-year enterprise strategy and related initiatives,” said Scott Santi, president and chief executive officer. “Thanks to the worldwide ITW team, we produced operating margins of nearly 19 percent, grew our EPS 15 percent and expanded adjusted after-tax ROIC to more than 17 percent in the quarter. Finally, we continued to focus on capital allocation during the quarter by returning significant amounts of free cash to our investors in the form of accelerated share repurchase and consistent dividend payout.”

Looking forward, the Company is raising its full-year EPS guidance to a range of $4.45 to $4.65, with the $4.55 mid-point representing a 25 percent increase versus 2013. The 15 cents guidance increase at the mid-point is driven by the accelerated share repurchase program as well as continued contributions from our enterprise initiatives. Total revenue is expected to grow in the range of 3 percent to 4 percent. For the 2014 second quarter, the Company is forecasting EPS to be in a range of $1.16 to $1.24 and expects total revenue growth in a range of 3 percent to 5 percent.
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding total revenue growth and diluted income per share from continuing operations. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW’s 2013 Form 10-K.
ITW is a Fortune 200 global diversified industrial manufacturer of value added consumables and specialty equipment with related service businesses. The Company focuses on solid growth, improving profitability and strong returns across its worldwide platforms and businesses. These businesses serve local customers and markets around the globe, with a significant presence in developed as well as emerging markets. ITW’s revenues totaled $14.1 billion in 2013.

Contact: John Brooklier, 847-657-4104 or jbrooklier@itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended
(In millions except per share amounts)	March 31,
	2014	2013
Operating Revenues	$3,569	$3,420
Cost of revenues	2,158	2,078
Selling, administrative, and research and development expenses	682	703
Amortization of intangible assets	62	61
Operating Income	667	578
Interest expense	(64)	(60)
Other income (expense)	9	47
Income from Continuing Operations Before Income Taxes	612	565
Income Taxes	184	164
Income from Continuing Operations	428	401
Income (Loss) from Discontinued Operations	45	(47)
Net Income	$473	$354

Income Per Share from Continuing Operations:
Basic	$1.01	$0.89
Diluted	$1.01	$0.88
Income (Loss) Per Share from Discontinued Operations:
Basic	$0.11	$(0.10)
Diluted	$0.11	$(0.10)
Net Income Per Share:
Basic	$1.12	$0.78
Diluted	$1.11	$0.78

Shares of Common Stock Outstanding During the Period:
Average	421.9	451.7
Average assuming dilution	425.0	454.8

FREE OPERATING CASH FLOW (UNAUDITED)

	Three Months Ended
(In millions)	March 31,
	2014	2013
Net cash provided by operating activities	$314	$366
Less: Additions to plant and equipment	(68)	(89)
Free operating cash flow	$246	$277

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(In millions)	March 31, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and equivalents	$3,547	$3,618
Trade receivables	2,563	2,365
Inventories	1,298	1,247
Deferred income taxes	335	384
Prepaid expenses and other current assets	345	366
Assets held for sale	1,940	1,836
Total current assets	10,028	9,816

Net Plant and Equipment	1,699	1,709
Goodwill	4,893	4,886
Intangible Assets	1,936	1,999
Deferred Income Taxes	383	359
Other Assets	1,231	1,197
	$20,170	$19,966

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$2,833	$3,551
Accounts payable	689	634
Accrued expenses	1,204	1,272
Cash dividends payable	174	181
Income taxes payable	84	69
Deferred income taxes	15	10
Liabilities held for sale	361	317
Total current liabilities	5,360	6,034

Noncurrent Liabilities:
Long-term debt	4,789	2,793
Deferred income taxes	522	507
Other liabilities	919	923
Total noncurrent liabilities	6,230	4,223

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,043	1,046
Income reinvested in the business	15,243	14,943
Common stock held in treasury	(8,138)	(6,676)
Accumulated other comprehensive income	420	384
Noncontrolling interest	6	6
Total stockholders’ equity	8,580	9,709
	$20,170	$19,966

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
ADJUSTED RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended
(Dollars in millions)	March 31,
	2014	2013
Operating income	$667	$578
Tax rate	30.0%	29.0%
Income taxes	(200)	(168)
Operating income after taxes	$467	$410

Invested capital:
Trade receivables	$2,563	$2,789
Inventories	1,298	1,514
Net assets held for sale	1,579	232
Net plant and equipment	1,699	1,960
Goodwill and intangible assets	6,829	7,574
Accounts payable and accrued expenses	(1,893)	(1,984)
Other, net	580	544
Total invested capital	$12,655	$12,629

Average invested capital	$12,545	$12,735
Adjustment for Wilsonart (formerly Decorative Surfaces)	(161)	(172)
Adjustment for Industrial Packaging	(1,521)	(1,493)
Adjusted average invested capital	$10,863	$11,070
Annualized adjusted return on average invested capital	17.2%	14.8%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT RESULTS (UNAUDITED)

For the Three Months Ended March 31, 2014
% F(U) vs. prior year
	Automotive OEM	Test & Measurement and Electronics	Food Equipment	Polymers & Fluids	Welding	Construction Products	Specialty Products
Total Revenue:
Total organic revenue	13.0%	(0.4)%	5.3%	(0.4)%	(2.0)%	4.7%	1.5%
Acquisitions & divestitures	—%	(0.1)%	3.3%	—%	1.2%	—%	6.0%
Other	0.4%	0.4%	0.8%	(2.3)%	(1.0)%	(3.0)%	0.6%
Total Revenue	13.4%	(0.1)%	9.4%	(2.7)%	(1.8)%	1.7%	8.1%

For the Three Months Ended March 31, 2014
% Point Increase (Decrease)
	Automotive OEM	Test & Measurement and Electronics	Food Equipment	Polymers & Fluids	Welding	Construction Products	Specialty Products
Operating Margin:
Operating leverage	2.0%	(0.1)%	1.4%	(0.1)%	(0.3)%	1.4%	0.4%
Variable margin & overhead costs	0.9%	(0.1)%	1.4%	1.5%	0.8%	1.7%	0.6%
Total Organic Margin	2.9%	(0.2)%	2.8%	1.4%	0.5%	3.1%	1.0%
Acquisitions & divestitures	—%	0.1%	(0.4)%	—%	(0.2)%	—%	(1.0)%
Other	0.6%	(0.7)%	(0.5)%	0.6%	(0.6)%	—%	1.2%
Total Operating Margin	3.5%	(0.8)%	1.9%	2.0%	(0.3)%	3.1%	1.2%